UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

ENFUSION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee previously paid with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

This Schedule 14A relates solely to preliminary communications made prior to furnishing security holders of Enfusion, Inc. (“Enfusion” or the “Company”) with a definitive proxy statement related to a proposed transaction in which (i) Poseidon Merger Sub II LLC (“Merger Sub II”) will be merged with and into Enfusion Ltd. LLC (the “Operating Company”), with the Operating Company surviving such merger as a wholly-owned subsidiary of Clearwater Analytics Holdings, Inc. (“Clearwater” or “Parent”); (ii) Poseidon Merger Sub I, Inc. (“Merger Sub”) will be merged with and into the Company, with the Company surviving such merger as an indirectly wholly-owned subsidiary of Parent (the “Surviving Corporation”); and (iii) subject to the satisfaction, prior to the effective time of the aforementioned mergers, of certain conditions specified in the Merger Agreement (as defined below), the Surviving Corporation will be merged with and into Poseidon Acquirer, Inc. (“Acquirer”), with Acquirer surviving such merger as a direct, wholly-owned subsidiary of Parent (the “Proposed Transaction”), in each case on the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated January 10, 2025, by and among the Company, the Operating Company, Parent, Acquirer, Merger Sub and Merger Sub II (the “Merger Agreement”).

This Schedule 14A filing consists of the following documents relating to the Proposed Transaction:

1.	Email from Oleg Movchan, Chief Executive Officer of the Company, to the Company’s employees, dated January 29, 2025.

* * *

1.	On January 29, 2025, Oleg Movchan, Chief Executive Officer of the Company, issued the following email to the Company’s employees relating to the Proposed Transaction.

TO: All Employees

FROM: Oleg Movchan

SUBJECT: Enfusion/Clearwater Update

DATE: Wednesday, January 29

Enfusion Team,

It’s been two weeks since the news about Enfusion and Clearwater was announced. In those two weeks, we’ve been busy communicating what we can share about this exciting development. Our primary focus has been on our employees, clients, and partners. We’ve done two Enfusion Global Town Halls, two Clearwater Town Halls, and two in-person ‘Ask me Anything’ sessions with Sandeep Sahai and the Clearwater leadership team in Chicago and New York. In addition, our Client Services and Revenue teams have been reaching out to every one of our 900+ clients, to ensure they understand our continued commitment to serving them and the continued development of our services and offerings. Client feedback on the announcement of the transaction and its expected impact on Enfusion has been overwhelmingly optimistic and constructive.

We plan to hold similar in-person sessions in London, Mumbai and Bangalore as soon as practical with additional sessions to be scheduled in other locations. In the interim, we plan on doing virtual meetings for all Enfusion regional offices, so we can answer any questions you may have on an ongoing basis.

As the Enfusion and Clearwater teams continue to interact and work toward the transaction closing, it is important to remember that there are some strict rules of engagement that both sides need to follow during the period between when the deal is signed (two weeks ago) and when the deal closes (currently estimated for the second quarter of 2025) as referenced in the ‘Gun Jumping’ communication that you all received. During this time, we are limited to high-level information sharing and planning, with no client or pricing specifics. However, it is permissible to hold general integration planning discussions to better understand each other's products, services, and technologies.

While our discussions with Clearwater are still in their infancy, some key themes are already starting to emerge.

1.	The cultures of both firms are similar. Enfusion and Clearwater were both founded around the same time, went public around the same time, and have both been built more recently than our legacy competitors. We have similar global footprints, with larger offices in the US and India, and satellite offices in EMEA, and APAC.
2.	Enfusion and Clearwater are functionally complementary with little overlapping core capabilities. Enfusion’s focus on portfolio management, order management, IBOR, and shadow accounting positions it adjacent to Clearwater’s accounting, analytics, and reporting platform. This view has been reinforced by the Wall Street analysts who follow both companies.
3.	Employee domain knowledge and skill sets are also complementary as a result of our platforms sitting in different parts of the front-to-back value chain for our clients.
4.	We have both publicly stated our intent to expand into the asset management industry, which means, among other things, continued and increasing investment in product and R&D.
5.	The opportunity to cross-sell products to each other's clients is exciting. Both firms have clients who will benefit from the capabilities of the combined firms, and this will give our sales and account management teams more product “on the shelf” to upsell and cross-sell to existing clients.

In the next two weeks, we will be kicking off an Integration Committee with joint membership across Clearwater and Enfusion teams to oversee the eventual integration of the firms. We will engage in planning discussions and workshops as we continue the process of educating each other on what we do, and assessing alternative approaches to creating the ultimate front-to-back technology platform that would deliver optimal value for our clients.

Maintain focus on the status-quo:

With all this said, we need to remain focused on continuing to service our current client base, growing our business and executing on our product roadmap and transformation during this period. Enfusion clients rely on our commitment to maintaining our operating excellence and ensuring that we support them with no disruption whatsoever during this time. Thus, we continue to operate in our business-as-usual mode with OneEnfusion mindset. In the meantime, as both companies move toward the transaction closing, the Enfusion senior leadership team will continue to communicate progress with you through written updates and other town hall type forums.

We have a lot of work ahead, but it’s an exciting time for all of us as we move toward combining with Clearwater to form an impressive front-to-back technology platform that will support all investment workflows and, ultimately, revolutionize the world of investing!

Thank you all for your ongoing commitment to Enfusion, our clients and each other.

Oleg

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include information concerning the following factors in reference to Clearwater and/or Enfusion: the timing of the consummation of the acquisition and the ability to satisfy closing conditions, possible or assumed future results of operations, possible or assumed performance, business strategies, technology developments, financing and investment plans, competitive position, industry, economic and regulatory environment, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “aim,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms, but are not the exclusive means of identifying such statements.

Forward-looking statements involve known and unknown risks, uncertainties, and other factors, many of which are beyond Clearwater’s and Enfusion’s control, that may cause Clearwater’s and Enfusion’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the ability to successfully close the acquisition, Clearwater’s ability to successfully integrate the operations and technology of Enfusion with those of Clearwater, retain and incentivize the employees of Enfusion following the close of the acquisition, retain Enfusion’s clients, repay debt to be incurred in connection with the Enfusion acquisition and meet financial covenants to be imposed in connection with such debt, risks that cost savings, synergies and growth from the acquisition may not be fully realized or may take longer to realize than expected, as well as other risks and uncertainties discussed under “Risk Factors” in Clearwater’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the US Securities and Exchange Commission (the “SEC”) on February 29, 2024 and Enfusion’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 12, 2024, and in other periodic reports filed by Clearwater and Enfusion with the SEC. These filings are available at www.sec.gov and on Clearwater’s and Enfusion’s websites. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release and should not be relied upon as representing Clearwater’s expectations or beliefs as of any date subsequent to the time they are made. Clearwater does not undertake to and specifically declines any obligation to update any forward-looking statements that may be made from time to time by or on behalf of Clearwater.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

Additional Information and Where to Find It

In connection with the acquisition, Clearwater will file with the SEC a Registration Statement on Form S-4 (the “Registration Statement”) to register the shares of Clearwater’s common stock to be issued pursuant to the acquisition, which will include a prospectus of Clearwater and a proxy statement of Enfusion (the “proxy statement/prospectus”). Each of Clearwater and Enfusion may also file other documents with the SEC regarding the acquisition. This press release is not a substitute for the Registration Statement, proxy statement/prospectus or any other document which Clearwater or Enfusion may file with the SEC in connection with the acquisition. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE RISKS RELATED THERETO, AND RELATED MATTERS. After the Registration Statement has been declared effective, the definitive proxy statement/prospectus (if and when available) will be mailed to Enfusion’s security holders. Investors and security holders will be able to obtain free copies of the Registration Statement and proxy statement/prospectus, as each may be amended or supplemented from time to time, and other relevant documents filed by Clearwater and Enfusion with the SEC (if and when available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Clearwater, including the proxy statement/prospectus (when available) will be available free of charge from Clearwater’s website atinvestors.clearwateranalytics.com. Copies of documents filed with the SEC by Enfusion, including the proxy statement/prospectus (when available) will be available free of charge from Enfusion’s website at ir.enfusion.com.

Participants in the Solicitation

Clearwater, Enfusion and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Transaction. Information about Clearwater’s directors and executive officers is available in Clearwater’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024, its definitive proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 29, 2024, and in the proxy statement/prospectus (when available). Information about the directors and executive officers of Enfusion is available in its Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 12, 2024, its definitive proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 26, 2024, and in the proxy statement/prospectus (when available). Other information regarding the participants in the solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Registration Statement, the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Transaction when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. Copies of the documents filed with the SEC by Clearwater and Enfusion will be available free of charge through the website maintained by the SEC at www.sec.gov. Additionally, copies of documents filed with the SEC by Clearwater, including the proxy statement/prospectus (when available) will be available free of charge from Clearwater’s website atinvestors.clearwateranalytics.com. and copies of documents filed with the SEC by Enfusion, including the proxy statement/prospectus (when available) will be available free of charge from Enfusion’s website at ir.enfusion.com.